As filed with the Securities and Exchange Commission on July 6, 2012

Registration No. 333-182271

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0505269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York 10170

(212) 297-0020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary S. Jacob

Chief Executive Officer

Synergy Pharmaceuticals Inc.

420 Lexington Avenue, Suite 1609

New York, New York 10170

(212) 297-0020

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey J. Fessler, Esq.

Stephen A. Cohen, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

(212) 930-9700

(212) 930-9725 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-182271) of Synergy Pharmaceuticals Inc. is being filed solely to re-file the Opinion of Sichenzia Ross Friedman Ference LLP as to the legality of the securities being registered as Exhibit 5.1 to the Registration Statement.  Accordingly this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibit 5.1, and the signature page. The Amendment No. 1 does not modify any provision of the Registration Statement except as specifically noted herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

a) Exhibits.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.

1.2**	Controlled Equity Offering Sales Agreement dated June 21, 2012 between Synergy Pharmaceuticals Inc. and Cantor Fitzgerald & Co.

3.1

Second Amended and Restated Certificate of Incorporation of Registrant (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2012 and incorporated herein by reference)

3.2	Amended and Restated By-laws of Registrant (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2012 and incorporated herein by reference).

4.1

Specimen Common Stock Certificate of the Registrant (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed with the SEC on November 24, 2009 and incorporated herein by reference).

4.2*	Form of Warrant

4.3*	Form of Unit

5.1	Opinion of Sichenzia Ross Friedman Ference LLP as to the legality of the securities being registered.

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).

23.2**	Consent of BDO USA, LLP

24.1**	Power of Attorney (included on signature pages to the registration statement).

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 6th day of July 2012.

SYNERGY PHARMACEUTICALS INC.

By:	/s/ GARY S. JACOB
Gary S. Jacob
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY S. JACOB	President and Chief Executive Officer	July 6, 2012
Gary S. Jacob	(Principal Executive Officer)

*	Senior Vice President, Finance	July 6, 2012
Bernard F. Denoyer	(Principal Financial and Accounting Officer)

*	Chairman of the Board	July 6, 2012
Gabriele M. Cerrone

*	Director	July 6, 2012
Melvin K. Spigelman

*	Director	July 6, 2012
Alan Joslyn

*	Director	July 6, 2012
Thomas H. Adams

*	Director	July 6, 2012
John Brancaccio

*	Director	July 6, 2012
Chris McGuigan

*	By:	/s/ Gary S. Jacob
Gary S. Jacob
Attorney-in-Fact